Exhibit 10.4

GUARANTEE

GUARANTEE (the “Guarantee”), dated as of February 19, 2025, by the Guarantor (as defined below) in favor of the Purchasers (as defined below).

WHEREAS, Aspire Biopharma Holdings, Inc., a Delaware corporation (the “Borrower”), is the holder of certain equity interests of the Guarantor; and

WHEREAS, pursuant to that certain Security Agreement (defined below), the Borrower is pledging 100% of its equity interests in each Guarantor in favor of the Purchasers as Collateral (as defined therein);

WHEREAS, (a) the Borrower and the purchasers parties thereto (the “Purchasers”) have entered into that certain Securities Purchase Agreement, dated as of February 19, 2025 (as amended and in effect from time to time, the “SPA”); (b) the Borrower has agreed to issue to the Purchasers 20% original issue discount senior secured convertible debentures (as amended and in effect from time to time, each, individually, a “Debenture” and collectively, the “Debentures”) subject to the terms of the SPA; and (c) the Borrower and the Purchasers are parties to that certain Security Agreement dated as of the date hereof (as amended and in effect from time to time, the “Security Agreement”);

WHEREAS, the Borrower and the Guarantor are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the transactions contemplated by the SPA and the Debentures (including, without limitation, the extensions of credit to the Borrower by the Purchasers pursuant to the SPA and the Debentures) (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Purchasers’ willingness to enter into the SPA and purchase the Debentures and make the loans to the Borrower thereunder that the Guarantor execute and deliver to the Purchasers a guaranty substantially in the form hereof; and

WHEREAS, the Guarantor wishes to guaranty the Borrower’s, and any other Person’s obligations to the Purchasers under or with respect to the SPA, the Debentures and the other Transaction Documents (as such term is defined in the SPA) as provided herein;

NOW, THEREFORE, the Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. The term (a) “Obligations” means, collectively, all debts, liabilities and obligations (including, without limitation, any expenses, costs and charges incurred by or on behalf of the Purchasers in connection with any Transaction Document), present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Borrower or the Guarantor to the Purchasers in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Guarantee), and whether incurred by the Borrower or the Guarantor and whether as principal, guarantor or surety and in whatever name or style; (b) “Transaction Documents” means, collectively, this Guarantee and the “Transaction Documents” as defined in the SPA; and (c) “Guarantor” means Aspire Biopharma, Inc., a Delaware corporation. All other capitalized terms used herein without definition shall have the respective meanings provided therefor in the SPA.

2. Guarantee of Payment and Performance. The Guarantor hereby guarantees to the Purchasers the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such payments which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code in a bankruptcy or other insolvency proceeding of the Borrower. This Guarantee is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Purchasers first attempt to collect any of the Obligations from the Borrower or any other Person or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the Purchasers, become immediately due and payable to the Purchasers, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Purchasers on any number of occasions. All payments by the Guarantor hereunder shall be made to the Purchasers, in the manner and at the place of payment specified therefor in the Debentures, for the account of the Purchasers. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Purchasers on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Purchasers to receive the same net amount which the Purchasers would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Purchasers certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guarantee.

3. Guarantor’s Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees, as the principal obligor and not as guarantor only, to pay to the Purchasers, on demand, all out-of-pocket costs and expenses (including court costs and legal expenses) incurred or expended by the Purchasers in connection with the collection of the Obligations, this Guarantee and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Debentures, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4. Waivers by Guarantor; Purchasers’ Freedom to Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms to the maximum extent permitted by applicable law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto. The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Purchasers to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the SPA, the Debentures, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which the Purchasers may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Purchasers might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law which would otherwise prevent the Purchasers from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Purchasers’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Purchasers.

5. Unenforceability of Obligations Against Borrower. If for any reason of the Borrower, the Guarantor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower, the Guarantor by reason of the Borrower’s, such Guarantor’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guarantee shall nevertheless be binding on the successor entity to the Guarantor to the same extent as if the successor entity to the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the SPA, the Debentures, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

6. Subrogation; Subordination.

6.1. Waiver of Rights Against Borrower. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise, and the Guarantor hereby waives, any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Purchasers in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Purchasers.

6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor by the Borrower are hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence and during the continuance of any default in the payment of any of the Obligations or upon the occurrence and continuation of any other Event of Default, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Purchasers and be paid over to the Purchasers on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

6.3. Provisions Supplemental. The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Purchasers under any separate subordination agreement which the Purchasers may at any time and from time to time enter into with the Guarantor.

7. Security; Setoff. The Guarantor grants to the Purchasers, as security for the full and punctual payment and performance of all of the Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Purchasers and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Purchasers to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Purchasers are hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guarantee, whether or not the Purchasers shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.

8. Further Assurances. The Guarantor agrees that it will from time to time, at the request of the Purchasers, do all such things and execute all such documents as the Purchasers may reasonably request and consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Purchasers hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by the Guarantor concerning the financial condition of the Borrower and that the Guarantor will look to the Borrower and not to the Purchasers in order for the Guarantor to keep adequately informed of changes in the Borrower’s financial condition.

9. Termination; Reinstatement. This Guarantee shall remain in full force and effect until the Purchasers are given written notice of the Guarantor’s intention to discontinue this Guarantee with respect to the Guarantor, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received by the Purchasers at the address of Purchasers for notices set forth in the SPA. No such notice shall affect any rights of the Purchasers hereunder, including without limitation the rights set forth in §§4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guarantee shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

10. Successors and Assigns. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Purchasers and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Purchasers may assign or otherwise transfer any Transaction Document or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Purchasers herein, all in accordance with, and subject to, the SPA and the Debentures. The Guarantor may not assign any of its obligations hereunder.

11. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Purchasers. No failure on the part of the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when made or given in accordance with the procedures set forth in the SPA and addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Purchasers, at the address for notices to the Purchasers set forth in the SPA, or at such address as either party may designate in writing to the other.

13. Governing Law; Consent to Jurisdiction. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE. The Guarantor agrees that any suit for the enforcement of this Guarantee may be brought in the courts of the STATE OF NEW YORK sitting in the Borough of Manhattan or, to the extent permitted by applicable law, any federal court for the Southern District of New York (and appellate courts thereof) and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in §12. The Guarantor hereby waives any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

14. Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTEE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (i) certifies that neither the Purchasers nor any representative, agent or attorney of the Purchasers have represented, expressly or otherwise, that the Purchasers would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the SPA, the Debentures and the other Transaction Documents to which the Purchasers are a party, the Purchasers are relying upon, among other things, the waivers and certifications contained in this §14.

15. Miscellaneous. This Guarantee constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guarantee shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guarantee shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guarantee shall be equally applicable to the singular and plural forms of the terms defined.

16. Effectiveness. Delivery of an executed signature page of this Guarantee by facsimile transmission or by email with a PDF attachment shall be effective as delivery of a manually executed counterpart hereof. This Guarantee and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above.

ASPIRE BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Guarantee]